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                                                                      EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-55154 pertaining to the ATS Medical, Inc. 2000 Stock Incentive Plan, Form S-8 No. 333-49985 pertaining to the 1998 Employee Stock Purchase Plan, Form S-8 No. 33-44940 and 333-49985 pertaining to the 1987 Stock Option and Stock Award Plan of ATS Medical, Inc. (formerly Helix Biocore, Inc.), Form S-3 No. 333-108150 pertaining to the registration of 4,400,000 shares of ATS Medical, Inc., Form S-3 No. 333-43360 pertaining to the registration of 2,727,273 shares of ATS Medical, Inc. common stock, Form S-3 No. 333-39288 pertaining to the registration of 1,100,000 shares of ATS Medical, Inc. common stock, Form S-3 No. 113-117331 pertaining to the registration of 3,687,183 shares of ATS Medical, Inc. common stock and Form S-8 No. 333-117332 pertaining to the registration of 1,516,000 options of our report dated February 14, 2005, with respect to the consolidated financial statements and schedule of ATS Medical, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.


                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 11, 2005